UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) October 23, 2026

HEALTHCARE TRIANGLE, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-40903	84-3559776
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7901 Stoneridge Dr., Suite 210

Pleasanton, CA 94588

(Address of principal executive offices)

(925)-270-4812

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.00001 per share	HCTI	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07. Submission of Matters to a Vote of Security Holders.

On October 23, 2026, at the virtual special meeting of stockholders (the “Special Meeting”), the stockholders of Healthcare Triangle, Inc. (the “Company”): (i) approved one or more amendments to our Amended and Restated Certificate of Incorporation (“Certificate of Incorporation”) to effect one or more reverse splits of our issued and outstanding shares of common stock, each at a specific ratio, ranging from one-for-two (1:2) to one-for-twenty five (1:25), with the exact ratio within such range to be determined by the Board of Directors of the Company, provided that the aggregate ratio of such reverse stock splits is not greater than 1:25; (ii) approved, for purposes of Nasdaq Listing Rule 5635(d), any 20% Issuance (as defined in the Proxy Statement) made by the Company that is less than the Minimum Price (as defined in the Proxy Statement) and is within the Nasdaq Parameters described in the Proxy Statement; (iii) approved the amendment to the 2020 Stock Incentive Plan, as amended, to remove adjustments for reverse stock splits; and (iv) approved the adjournment of the Special Meeting, if necessary or appropriate, to solicit additional proxies.

The proposals presented at the Special Meeting are described in more detail in the Company’s Definitive Proxy Statement on Schedule 14A (“Proxy Statement”) that was filed with the Securities and Exchange Commission on October 13, 2026. Holders of 20,257,026 shares of the Company’s common stock, or approximately 53.69% of the 37,730,008 shares of common stock that were issued and outstanding and entitled to vote, were present virtually or represented by proxy at the Special Meeting. The shares entitled to vote include the common stock of the Company and the Company’s Series A Super Voting Preferred Stock.

The following are the final voting results on the proposals presented to the Company’s stockholders at the Special Meeting.

Proposal No. 1: Reverse Split Proposal

The Company’s stockholders approved the resolution to approve one or more amendments to our Amended and Restated Certificate of Incorporation (“Certificate of Incorporation”) to effect one or more reverse splits of our issued and outstanding shares of common stock, each at a specific ratio, ranging from one-for-two (1:2) to one-for-twenty five (1:25), with the exact ratio within such range to be determined by the Board of Directors of the Company, provided that the aggregate ratio of such reverse stock splits is not greater than 1:25. The table below sets forth the voting results for Proposal 1:

For	Against	Abstain	Broker Non-Votes
20,163,583	93,410	33	0

Proposal No. 2: 20% Issuance Proposal

The Company’s stockholders approved the resolution to approve, for purposes of Nasdaq Listing Rule 5635(d), any 20% Issuance (as defined in the Proxy Statement) made by the Company that is less than the Minimum Price (as defined in the Proxy Statement) and is within the Nasdaq Parameters described in the Proxy Statement. The table below sets forth the voting results for Proposal 2:

For	Against	Abstain	Broker Non-Votes
20,123,343	132,881	800	2

Proposal No. 3: 2020 Stock Incentive Plan Amendment Proposal

The Company’s stockholders approved the resolution to approve the amendment to the 2020 Stock Incentive Plan, as amended, to remove adjustments for reverse stock splits. The table below sets forth the voting results for Proposal 3:

For	Against	Abstain	Broker Non-Votes
20,105,936	150,521	569	0

Proposal No. 4: Approval of Adjournment or Postponement of the Special Meeting

The Company’s stockholders approved adjournment of the Special Meeting, if necessary or appropriate, to solicit additional proxies in favor of one or more of the foregoing proposals. The table below sets forth the voting results for Proposal 4:

For	Against	Abstain	Broker Non-Votes
20,121,858	133,562	1,605	1

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Healthcare Triangle, Inc.

Dated: October 23, 2026	By:	/s/ David Ayanoglou
David Ayanoglou
Chief Financial Officer

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